UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 January 31, 2012 (January 27, 2012)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On January 27, 2012, Keating Capital, Inc. made a $3,000,000 investment in the Series E Convertible Preferred Stock of Zoosk, Inc.  Founded in 2007 and headquartered in San Francisco, Zoosk operates an online dating community, providing a fun and social online dating experience that users can easily access from Zoosk’s website, social networking applications, including Facebook, mobile applications for Apple’s iOS and Google’s Android devices, and a downloadable desktop application.  Zoosk is available in 25 languages and has subscribers in more than 70 countries. Zoosk is Keating Capital’s first new portfolio company investment in 2012.

Keating Capital also announced that, since September 30, 2011, it has made follow-on investments in Livescribe, Inc., an existing portfolio company, totaling $41,335. Livescribe is a developer and marketer of a mobile, paper-based computing platform consisting of smartpens, dot paper, smartpen applications, accessories, desktop software, an online community and development tools.

With these investments, Keating Capital has now made private investments of $38.4 million in 15 portfolio companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 31, 2012	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

3